EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of September 30, 1997, is entered into by and between GLOBAL PAYMENT TECHNOLOGIES INC., a Delaware corporation, with executive offices at 20 East Sunrise Highway, Valley Stream, New York 11582 (the "Company"), and STEPHEN KATZ, residing at 1308 Auerbach Avenue, Hewlett Harbor, New York 11557 (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company has determined that it desires to continue the employment of the Executive as Chief Executive Officer and Chairman of the Board of the Company; and

     WHEREAS, the Company and the Executive desire to enter into an agreement relating to such employment;

     NOW,   THEREFORE,   in   consideration  of  the  covenants  and  agreements
hereinafter set forth, the parties hereto agree as follows:

     1. EMPLOYMENT

     1.1 The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, upon the terms and conditions herein contained, as the Company's Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board of Directors"). In such capacity, the Executive shall be the highest ranking officer of the Company and Chairman of the Board of Directors and shall have full authority and responsibility for formulating the plans and policies of the Company and for administering the same and shall have the duties and responsibilities normally inherent in such capacity in public corporations of similar size and character. The Executive shall also serve, if elected or appointed, as a member of any committee of the Board of Directors, its subsidiaries or affiliates.

     1.2 The term of employment under this Agreement shall commence on September 30, 1997 and, subject to the terms hereof, shall terminate two years thereafter; provided, however, that the term of this Agreement shall automatically be extended for an additional one-year term beyond the initial two-year term unless and until either the Company or the Executive provides 90 days' advance written notice to the other of its or his desire to terminate this Agreement as of the end of the then current fiscal year of the Company (such term of employment (including any extensions thereto) is referred to hereinafter as the "Employment Term"). It is the intent of the parties to negotiate an extension of this Agreement commencing on or about 18 months after the effective date hereof.

     1.3 Throughout the Employment Term, the Executive shall devote such efforts to the business and affairs of the Company as the Executive shall believe necessary to fulfill his obligations hereunder. In this connection, the Company recognizes that the Executive has other interests, business and otherwise, and that nothing contained herein shall prohibit the Executive from engaging in other business endeavors and from spending time and attention with respect thereto, whether business, charitable, philanthropic, or otherwise. The Company understands that the Executive is the Chief Executive Officer and a member of the Board of Directors of Cellular Technical Services Company, Inc. ("CTS"), a publicly traded company, and that the Executive spends time and attention with respect to the business of CTS. In the event that such involvement by the Executive requires the Executive (as determined by the Board of Directors) to devote less than the required time to carry out his responsibilities to the Company, then the Board of Directors, upon 30 day's advance written notice, may propose an adjustment to the compensation of the Executive provided hereunder to reflect such circumstances. Such adjustment, if any, shall become final and binding if the Executive does not dispute it within 30 days. If, within 30 days of the Board of Director's determination, the Executive disputes such adjustment, then a third party mutually agreeable and knowledgeable in the area of executive compensation will determine the adjustment, if any, which determination shall be final and binding on the parties.

     1.4 The duties and services to be performed by the Executive hereunder shall be rendered at the Company's current headquarters or any new headquarters (provided that any new headquarters are located within a radius of 25 miles of Valley Stream, New York), except for reasonable travel on the Company's business incident to the performance of the Executive's duties. The Executive shall not be required to perform any duties or services that require him to relocate his current principal residence.

     2. SALARY

     During the Employment Term, the Executive shall be entitled to receive a base salary at a rate of $150,000 per annum payable in accordance with the Company's regular payroll practice for senior executives of the Company.

     3 ANNUAL BONUSES

     During the Employment Term, for each fiscal year of the Company (October 1 through September 30), the Executive shall be eligible to receive a bonus in an amount to be determined by the Board of Directors of the Company, in its sole discretion.

     4. ADDITIONAL COMPENSATION

     4.1 Each year the Executive will be eligible to receive stock options made available to other officers in an amount determined by the Board of Directors.


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

     4.2 Upon the execution of this Agreement, the Executive's outstanding stock options to purchase an aggregate of 400,000 shares of the Company's Common Stock heretofore granted under the Company's 1994 and 1996 Stock Option Plans shall, to the extent not currently exercisable, become fully exercisable.

     5. TERMINATION WITHOUT CAUSE OR GOOD REASON

     5.1 If the Executive's employment is terminated by the Company other than for "Cause" (as hereinafter defined) or the Executive terminates his employment for "Good Reason" (as hereinafter defined) prior to the end of the Employment Term, the Executive shall receive his base salary and all other payments and benefits hereunder as if such employment had not been terminated.

     5.2 Upon termination of employment pursuant to Section 5.1, the Executive shall be entitled to continued participation for the remainder of the Employment Term in the medical reimbursement plans of the Company available generally to senior executives, provided that if the Executive is eligible for similar coverage under another employer's plan, any such coverage by the Company shall cease.

     6. PERMANENT DISABILITY OR DEATH

     6.1 If, prior to the end of the Employment Term, the Executive shall suffer a "Permanent Disability" (as hereinafter defined), the Company may terminate the Employment Term by notice in the manner described below. If so terminated, the Executive shall receive a bonus for the fiscal year in which his Permanent Disability occurred equal to the pro rata portion of the bonus determined by the Board of Directors pursuant to Section 3 hereof based on the Executive's efforts from the beginning of that fiscal year to the date on which the Permanent Disability occurred. Such bonus shall be paid in a lump sum as soon as possible following the determination of said bonus, but in no event later than December 31 following the end of such fiscal year. In addition, the Executive shall receive any portion of the bonus attributable to any completed fiscal year which has accrued but has not yet been paid. In addition, the Executive shall continue to receive compensation payable monthly equal to the Executive's then current base salary until the end of the Employment Term; provided that the Company's current group LTD policy (or its equivalent) remains in force, which the Executive has acknowledged is acceptable to him, shall be used to offset the Company's liability under this Section 6.1. The foregoing obligations may be paid out monthly or in lump sum as determined by the Board of Directors in its sole discretion. The amounts payable under this Section 6.1 shall be in lieu of any amount to which the Executive is entitled under Sections 2 and 3 of this Agreement. In the event the Company is successful in obtaining an individual long-term disability insurance policy for the Executive, which insurance policy is reasonably satisfactory to the Executive, then the amounts received under any such insurance policy shall be in lieu of the Company's obligation to pay the monthly amounts to the Executive described above.

     Any termination by the Company on account of the Executive's Permanent Disability shall be communicated to the Executive by a Notice of Disability Termination 30 days in advance of the proposed termination date. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Section
6.1. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination.

     For purposes of this Agreement, the Executive shall be deemed to have suffered a "Permanent Disability" if the Executive, by reason of physical or mental illness, shall have been unable to perform satisfactorily the services to be rendered by him hereunder for a consecutive period of 180 days. Such determination shall be made by the Board of Directors upon the advice of a qualified physician appointed by the Board of Directors. The Executive (or, if applicable, the person or persons legally empowered to make such decisions on behalf of the Executive) shall have the opportunity to select a qualified physician of his own choice and if such physician does not support the conclusions of the physician appointed by the Board of Directors, then a third qualified physician, mutually agreed upon by the Board of Directors and the Executive, shall be appointed and such third physician's determination shall be final and binding on both parties.

     6.2 If, prior to the expiration of the Employment Term, the Executive shall die, the Executive's estate, designated beneficiaries or legal representative shall receive a bonus for the fiscal year in which his death occurred equal to the pro rata portion of the bonus determined by the Board of Directors pursuant to Section 3 hereof based on the Executive's efforts from the beginning of that fiscal year to the date on which death occurred. Such bonus shall be paid in a lump sum as soon as possible following the determination of said bonus, but in no event later than December 31 following the end of such fiscal year. The preceding two sentences shall have no application or effect on the Executive's right to receive any portion of the bonus attributable to any prior fiscal year which has accrued but has not yet been paid. In addition, the Executive's estate, designated beneficiaries or legal representative shall continue to receive compensation payable monthly equal to the Executive's base salary at the time of his death until the end of the Employment Term; provided, however, that the foregoing payments shall not become payable if the Executive's estate, designated beneficiaries or legal representative receives no less than $500,000 from the life insurance the Company will make its reasonable efforts to obtain under this Agreement. The amounts payable under this Section 6.2 shall be in lieu of any amounts to which the Executive is entitled under Sections 2 and 3 of this Agreement.

     6.3 The Company shall have the right to fund all of the foregoing obligations with insurance as it shall determine and the Executive shall fully cooperate with respect thereto.

     7. TERMINATION FOR GOOD REASON

     The Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term, in which event the Executive shall be deemed to have to resigned from all of his positions with the Company. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Executive's express prior written consent):

          (a) The assignment to the Executive by the Company of duties inconsistent with the Executive's position as Chief Executive Officer and Chairman of the Board of Directors or any reduction in his duties or responsibilities, or any removal of the Executive from any of his positions as Chief Executive Officer and Chairman of the Board of Directors, or any failure to continue the Executive as a member of the Board of Directors, or any amendment to the By-Laws of the Company as in effect at the commencement of the Employment Term materially and adversely affecting the Executive's position, responsibilities and duties as Chief Executive
     Officer and Chairman of the Board, except in connection with the termination of the Executive's employment for Cause, Permanent Disability or as a result of the Executive's death or termination by the Executive other than for Good Reason;

          (b) A reduction by the Company in the Executive's base salary as in effect at the commencement of the Employment Term or as the same may be increased from time to time during the Employment Term;

          (c) (i) A relocation of the Company's principal executive offices to a location outside of a radius of 25 miles from Valley Stream, New York, unless such relocation is required by the Company in order to carry out the operations of the Company as determined by the Board of Directors; (ii) the Company's requiring the Executive to be based anywhere other than a location within such radius, except for reasonable travel on the Company's business incident to the performance of the Executive's duties.

          (d) The taking of any action by the Company which would deprive the Executive of any material fringe benefit enjoyed by the Executive at the commencement of the Employment Term after the Executive has provided the Company written notice of his objection and such action has not been rescinded in a reasonable period of time;

          (e) Any material breach by the Company of any provision of this Agreement after the Executive has provided the Company written notice of the breach and such breach has not been cured in a reasonable period of time; or

          (f) Any order by the Company to the Executive, including pressure of sufficient force to have the effect of an order, requiring the Executive to perform any act which the Executive reasonably believes and would in fact constitute a civil or criminal violation of any law, regulation, court decision, administrative decision, or other pronouncement having the force of law, but not a mere suggestion of the Company that the Executive consider a course of action considered illegal by the Executive and after the Executive has advised the Company of his belief and the Company nonetheless requires the Executive to perform such act or course of conduct.

     8. DISCHARGE FOR CAUSE

     8.1 If the Company terminates the employment of the Executive for Cause, its obligations under this Agreement to make any further payments to the Executive shall thereupon cease and terminate, except for any obligations accrued but which remain unpaid.

     8.2 As used herein, the term "Cause" shall mean (a) any act or failure to act which constitutes a breach of the Executive's fiduciary duty to the Company;
(b) any act of willful malfeasance by the Executive having a material adverse effect on the Company; or (c) any failure to act by the Executive involving willful malfeasance having a material adverse effect on the Company; provided that (b) and (c) shall be inapplicable if the Executive reasonably believed his conduct to be consistent with the best interests of the Company or if his conduct occurred under circumstances entitling the Executive to indemnification under the Certificate of Incorporation, the Company's By-Laws, or applicable law.

     8.3 Termination of the Executive for Cause pursuant to this Section 8 shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board of Directors (excluding the Executive) at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board of Directors prior to such vote), finding that in the good faith opinion of the Board of Directors, the Executive was guilty of conduct set forth in
Section 8.2 above and specifying the particulars thereof in reasonable detail. For purposes of this Agreement, no such purported termination of Executive's employment shall be effective without such Notice of Termination.

     9. EXPENSES

     The Executive is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for travel and similar items. The Company will reimburse the Executive for all of the above expenses upon presentation by the Executive from time to time of an itemized account of such expenditures in accordance with the Company's reasonable procedures as in effect from time to time.

     10. EMPLOYEE BENEFITS

     10.1 The Executive shall be provided, to the extent eligible, with all benefits coverage afforded by the Company to its senior executives, including, without limitation, life insurance (in an amount of not less than $500,000), health and hospitalization insurance, individual long-term disability insurance, travel insurance and vacations.

     10.2 In all events, and notwithstanding any termination of this Agreement for any reason other than Cause, the Company shall, for a six-month period commencing on the date of termination of this Agreement, pay all premiums of a life insurance policy (in an amount of not less than $500,000) on the life of the Executive with the beneficiaries to be designated by the Executive. At the end of the aforementioned six-month period, the Executive shall have the right to purchase the insurance policy or policies of his life owned by the Company by agreeing to pay and paying all future premiums due under such policy or policies.

     10.3 The Executive shall be included in all pension, profit sharing, incentive or other similar or comparable plans, programs and arrangements applicable generally to senior executives of the Company in accordance with the terms thereof and shall be provided with the benefits provided by the Company under such plans, programs and arrangements as allowed by law.

     10.4 The Executive shall be provided with the full-time use of an automobile and shall be reimbursed by the Company for all expenses related to such automobile.

     11. RESTRICTIVE COVENANTS

     11.1 Similar Business. During the Employment Term and during the one-year period thereafter, the Executive will not directly or indirectly own, manage, be employed by, engage in, carry on, or be connected in any like manner with any other business similar to the type of business conducted by the Company within 100 miles of any office or job site of the Company within its trade territory, or engage in any other conduct which would interfere with or disrupt the operations of the Company.

     11.2 Customers. The Executive will not at any time, either directly or indirectly, make known or divulge to any person, firm or corporation the names or addresses of any of the customers of the Company at the time the Executive entered the employ of the Company or with whom the Executive became acquainted after entering the employ of the Company. Furthermore, the Executive will not, during the period of one year immediately after termination of employment, directly or indirectly, either for himself or for any other person, firm, or corporation, call upon, solicit, divert, or take away or attempt to solicit, divert or take away any of the customers or patrons of the Company upon whom the Executive called, whom he solicited, to whom he catered, or with whom he became acquainted during his employment with the Company.

     11.3 Employees. The Executive will not, during the one-year period immediately after termination of employment, directly or indirectly, either for himself or for any other person, firm, or corporation, approach any employee of the Company holding the position of Vice President or higher, as a prospective employee of the Executive, nor shall the Executive within the same period accept an employment application or grant a job interview to any such employee of the Company.

     11.4 Information. The Executive will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Company, including, without limitation, the names of any of its customers, the prices it obtains or has obtained or at which it sells or has sold its products, or any other information concerning the business of the Company, its manner of operation, or its plans, processes, or other data of any kind, nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important.

     11.5 Records. All books, records, reports, accounts, and documents relating in any manner to the Company's business or customers, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of employment or at the Company's request at any time.

     11.6 Breach. The parties hereby stipulate that, as between them, each of the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of the Company, and its goodwill, and that any breach of the terms of this Section 11 is a material breach of this Agreement, from which the Executive may be enjoined and for which the Executive shall also pay to the Company all damages (including, but not limited to, compensatory, incidental, consequential and lost profits damages), which arise from the breach, together with interest, costs and attorney's fees to collect such damages. Any lawsuit for breach may be brought in Nassau County, New York, which shall be a proper venue.

     11.7 Savings Clause. To the extent that any of the foregoing restrictive covenants are inconsistent with New York law, as to either time or geography, they shall be reformed and enforced in accordance with New York law in any arbitration or legal proceedings arising hereunder. This Section 11 is severable from all other sections in this Agreement, and all of the subsections herein (11.1 through 11.7, inclusive) are severable from one another.

     12. ARBITRATION

     Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, one arbitrator, and shall be enforceable in any court having competent jurisdiction.

     13. NOTICES

     All notices or communications hereunder shall be in writing, addressed as follows:


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


     To the Company:

                          Global Payment Technologies, Inc.
                          20 East Sunrise Highway
                          Valley Stream, New York 11582

     To the Executive:

                          Stephen Katz
                          1308 Auerbach Avenue
                          Hewlett Harbor, New York 11 557

     All such notices or communications shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt as shown by the receipt therefor, shall determine the time at which notice was given.

     14. SEPARABILITY; LEGAL FEES

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall pay all legal fees and other fees and expenses which the Executive may incur in entering into this Agreement, if executed (provided the amount of such legal fees shall not exceed $25,000), or in obtaining, or attempting to obtain (if ultimately successful), compensation or other benefits under this Agreement.

     15. BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive or by the Company. The Company shall not assign this Agreement to any successor or assign of the Company without the written consent of the Executive.

     16. GOVERNING LAW

     This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York.

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

     17. ENTIRE AGREEMENT

     This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                                    GLOBAL PAYMENT TECHNOLOGIES, INC.


                                    By /s/ Edward Seidenberg, VP
                                       ----------------------------------
                                       Name: Edward Seidenberg
                                       Title: Vice President & COO

                                              /s/  Stephen Katz
                                       ----------------------------------
                                                Stephen Katz






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